Exhibit 99.1

D&E COMMUNICATIONS, INC.	PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
April 29, 2005	W. Garth Sprecher
(717) 738-8304

D&E Communications Elects CEO James W. Morozzi To Its Board of Directors

EPHRATA, PA — D&E Communications, Inc. (Nasdaq: DECC) announced today that its Chief Executive Officer, James W. Morozzi, was elected to the Board of Directors at the Board’s annual reorganization meeting, held on April 28.

At D&E’s Annual Meeting of Shareholders, also held on April 28, Morozzi outlined the Company’s mission to become a leading regional broadband integrated communications provider.

“Our Company can no longer be just a telephone company. We must evolve and stay ahead of the curve in deploying the next generation network and services. We must have an integrated approach to providing voice, video and data services to our customers,” Morozzi said. “Integrating Voice over Internet Protocol (VoIP), virtual private networks and IP PBXs are things we must do well to effectively service our customers. We must continue to understand and even anticipate our customers’ networking and communication needs better than anyone else. Our value is in selling solutions.”

“We will maximize shareholder value by driving revenue and net income growth with an increased focus on sales and marketing efforts and cost containment,” Morozzi said. “Specifically, we are focused on growing the number of broadband subscribers in our markets, preserving our incumbent local telephone access base, leveraging our network to grow outward from our traditional service territories, and rolling out new offerings such as Managed Services in our Systems Integration business.”

Morozzi, who joined D&E as CEO on March 16, was also named to the position of President. G. William Ruhl, who had served as the Company’s President, will continue as Chairman of the Board of Directors.

At the Annual Meeting, shareholders elected the following directors to terms expiring in 2008:

•	John Amos, President of Hi-Lo Farms Inc. and Senior Partner of Amos Farms, Grand Traverse County, Mich. He has been a director since 1990.

•	G. William Ruhl, a director since 1993.

•	W. Garth Sprecher, Senior Vice President and Secretary of D&E, a director since 1993.

•	Richard G. Weidner, retired President of Beard Miller Company, Certified Public Accountants, Reading, Pa., a director since 2003.

Shareholders also approved an amendment and restatement of the Company’s Articles of Incorporation. The action moved provisions about shareholders’ meetings and directors to the Company’s Bylaws, so that they can more easily be amended to comply with any changes in applicable laws. It also increased the number of authorized directors from 12 to 13 and eliminated cumulative voting in election of directors. Finally, the amendment removed complex anti-takeover provisions from the articles; in lieu of these provisions, the applicable provisions of Pennsylvania corporate law will apply.

Finally, shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005.

D&E is an integrated communications provider offering high-speed data, Internet access, local and long distance telephone, voice and data networking, network management and security, and video services. Based in Lancaster County, D&E has been serving communities in central Pennsylvania for more than 100 years. For more information, visit www.decommunications.com.

This press release may contain forward-looking statements. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. These include factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.